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                                                                   EXHIBIT 10.42


                                                  Purchase Requisition #________


                              CONSULTING AGREEMENT

        This Agreement is made as of October 31, 1998, by and between Andreas B. Joder, an individual ("Consultant") and ReSound Corporation, a California corporation, located at 220 Saginaw Drive, Redwood City, California 94063 ("ReSound").

        1. Engagement of Consultant; Consulting Tasks. ReSound hereby engages Consultant, and Consultant hereby agrees, to provide ReSound with transition consulting services regarding manufacturing operations and vendor relationships/management (the "consulting tasks").

        ReSound understands that the manner and means used by Consultant to accomplish the consulting tasks is in the sole discretion and control of Consultant. However, Consultant will utilize the highest degree of skill and expertise in order to professionally accomplish the consulting tasks in a timely fashion.

        2. Term. Consultant commenced or shall commence work under this Agreement on October 31, 1998. This Agreement shall remain effective until April 30, 1999, unless terminated earlier under Section 12.

        3. Time Commitment. Except where the nature of the consulting tasks requires that they be performed at specific times, Consultant is free to choose the specific times at which work will be performed. However, Consultant shall devote sufficient time to the consulting tasks to complete them within the time frames agreed by Consultant and ReSound.

        4. Compensation. ReSound shall pay Consultant fees in the amount of $125.00 per hour for work performed in accordance with Section 3. Consultant shall submit invoices to ReSound for such fees, making reference to the purchase order number assigned by ReSound to this Agreement, and such fees shall be paid in accordance with ReSound's normal payment procedures.

        5. Travel. Upon reasonable request by ReSound, Consultant shall travel to appropriate locations to perform the consulting tasks (where the nature of such tasks so requires) or to discuss the consulting tasks. Travel time shall count as time spent on the consulting tasks.

        6. Expenses. ReSound shall reimburse Consultant for expenses incurred in performing the consulting tasks (including reasonable costs of travel outside Consultant's geographic area, but not including any general office or overhead expenses) provided that Consultant provides ReSound with an itemized expense report and receipts for all expenses. Air travel shall be coach class only.


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        7. No Conflicts. Consultant represents and warrants that: (a) Consultant is not bound by, and will not enter into, any oral or written agreement with another party that unreasonably conflicts with Consultant's obligations under this Agreement and (b) Consultant's agreements and performance under this Agreement do not require consent or approval of any person that has not already been obtained.

During the term of this Agreement, Consultant agrees not to perform any services for any person or entity that competes with ReSound because such services could create a conflict with Consultant's services under this Agreement. ReSound recognizes, however, that Consultant may have other clients during the term of this Agreement; subject to the limitations of this Section, Consultant is free to perform services for such other clients of its choosing.

        8. Confidentiality of Confidential Information. Consultant acknowledges and agrees that the terms of the confidentiality agreement already entered into between Consultant and ReSound and dated April 12, 1996, a copy of which is attached hereto as Exhibit A, shall apply to Consultant's performance of the consulting tasks under this Agreement.

        9. Consultant Not to Disclose Confidential Information of Consultant or Others. Consultant shall not disclose any information to ReSound which it believes to be confidential or proprietary to itself or a third party (including present or former clients or employers).

        10. Time, Materials and Facilities. Consultant represents and warrants that Consultant will: (a) perform his or her obligations hereunder solely on Consultant's own time and solely with supplies and equipment provided by ReSound or Consultant (but not by any third party); and (b) perform work only at ReSound's facilities or at Consultant's facilities (but not at any third party facilities unless ReSound consents to the use of such facilities). Unless the nature of the consulting tasks requires that they be performed at a specific location, Consultant may choose which of the foregoing locations will be used to perform the work.

        11. Research Records. If the consulting tasks involve work that could lead to the development for ReSound of any products, inventions, technology, software or other proprietary material, then Consultant shall maintain such records, research notes, data and other materials as may be necessary and in sufficient detail to reflect properly all work done and results achieved in performing this Agreement. All such material becomes ReSound's property when produced.

        12. Termination. This Agreement may be terminated by either party on thirty (30) days' written notice to the other in the event of breach and regardless of whether or not the consulting tasks have yet been completed. On termination, or earlier on ReSound's request, Consultant shall deliver to ReSound any supplies or equipment provided by ReSound for use in performing the consulting tasks, all materials produced under Section 11, and all physical property and documents or other media (including copies) that contain ReSound confidential and proprietary information.


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        13. Independent Contractor; No Employee Benefits. Consultant shall at all times act as an independent contractor and not as an employee of ReSound. Accordingly, Consultant understands that ReSound will not pay or withhold from payments to Consultant under this Agreement any F.I.C.A. (social security), state unemployment or disability insurance premiums, state or federal income taxes, or other taxes and that Consultant is responsible for paying his or her own federal self-employment tax (in lieu of F.I.C.A.), state and federal income taxes (including estimated tax payments) and other applicable taxes. Consultant also understands that under the terms hereof he or she will receive no employee benefits of any kind including, for example, vacation or health insurance.

        14. Injunctive Relief. Consultant recognizes that if Consultant breaches or threatens to breach any provision of Sections 7 or 8 or the provisions of
Section 12 relating to return of materials to ReSound, then ReSound shall be entitled to an injunction restraining Consultant from such breach in addition to pursuing any other remedy available to it.

        16. Miscellaneous. Neither party has any authority to bind the other in any way. Except as expressly provided herein, this Agreement shall not be amended except by written agreement between the parties. No oral waiver, amendment or modification shall be effective under any circumstances. If any term, covenant or condition of this Agreement shall for any reason be held unenforceable by a court of competent jurisdiction, the rest of this Agreement shall remain in full force and shall in no way be affected or impaired. The representations and warranties herein shall survive termination or expiration of this Agreement. This Agreement shall be governed and construed under California law, excluding choice of law rules.

        17. Taxpayer Identification Number. The information in this Section is provided in lieu of IRS Form W-9. Consultant's taxpayer identification number is:


               (a)    Social Security Number: __ __ __ - __ __ -  __ __ __ __
                      (For individuals or sole proprietorships).

                             OR

               (b)    Employer I.D. Number: __ __ - __ __ __ __ __ __ __
                      (For all other entities).


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        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth above.

RESOUND CORPORATION                           CONSULTANT


By:       /s/ Edward Lopez        **          By:         /s/ A. Joder
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             (Signature)                                 (Signature)

Edward Lopez
Vice President, Business
Development and General Counsel                           Andreas B. Joder
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      (Print name and title)                         (Print name and title)


** ReSound President, Vice-President.


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